Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer
The certification set forth below is being submitted in connection with the Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2026 of Marsh & McLennan Companies, Inc. (the "Report") for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Section 1350 of Chapter 63 of Title 18 of the United States Code.
John Q. Doyle, the President and Chief Executive Officer, and Mark C. McGivney, Executive Vice President, Chief Operating Officer and Chief Financial Officer, of Marsh & McLennan Companies, Inc. each certifies that, to the best of his knowledge:
1.the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and
2.the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Marsh & McLennan Companies, Inc.

Date:	July 21, 2026	/s/ John Q. Doyle
John Q. Doyle
President and Chief Executive Officer

Date:	July 21, 2026	/s/ Mark C. McGivney
Mark C. McGivney
Executive Vice President, Chief Operating Officer and Chief Financial Officer